Media Inquiries: Investor Inquiries: Christina Knittel John Nunziati 408-496-3417 408-562-3780 crknittel@avaya.com jfnunziati@avaya.com Avaya Reports Third Quarter Fiscal 2016 Financial Results Third Quarter Fiscal 2016:  Revenue of $882 million  Operating Income of $58 million, Non-GAAP Operating Income(1) of $180 million  Adjusted EBITDA(1) up sequentially and year-over-year to $223 million at a record 25.3% of revenue Santa Clara, Calif. — Thursday, August 11, 2016 – Avaya reported financial results for the third fiscal quarter ended June 30, 2016. Total revenue for the third quarter was $882 million, down $22 million compared to the prior quarter, and down $117 million year-over-year, as demand for unified communications hardware continued to decline. GAAP operating income was $58 million and non-GAAP operating income was $180 million which compares to non-GAAP operating income of $162 million for the prior quarter and $161 million for the third quarter of fiscal 2015. For the quarter, adjusted EBITDA(1) was $223 million which compares to adjusted EBITDA of $205 million for the prior quarter and $207 million for the third quarter of fiscal 2015. “Avaya’s third fiscal quarter results demonstrate the progress of the company’s transformation and the effects of a challenging global economy. Despite slowing economic conditions, revenue was within our stated range and adjusted EBITDA exceeded our stated range. In constant currency, cloud and managed services revenue grew 6 percent year-over-year and contact center revenue increased year-over-year. Non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA as a percentage of revenue all improved year-over-year, with adjusted EBITDA percentage at a record level, driven by improved services margins and lower operating expenses.” said Kevin Kennedy, president and CEO. “As we move towards the end of the fiscal year, we’ll remain focused on improving our capital structure and progressing further on our key initiatives.”

Third Fiscal Quarter Highlights  Estimated total contract value was approximately $3.1 billion up 7% from the third quarter of fiscal 2015 in constant currency. This amount includes over $850 million for private cloud and managed services, an 11% increase from the third quarter of fiscal 2015 in constant currency.  Cloud & managed services revenue grew 6% year-over-year, and contact center product revenue increased slightly year-over-year, each in constant currency.  Gross margin was 61.5% compared to 59.8% for the prior quarter and 58.5% for the third quarter of fiscal 2015  Non-GAAP gross margin was a record 62.4% compared to 60.7% for the prior quarter and 59.5% for the third quarter of fiscal 2015  Adjusted EBITDA was $223 million or a record 25.3% of revenue compared to $205 million or 22.7% of revenue for the prior quarter and $207 million or 20.7% of revenue for the third quarter of fiscal 2015  For the third fiscal quarter, percentage of revenue by geography was: - U.S. – 55% - EMEA – 23% - Asia-Pacific – 12% - Americas International – 10%  Continued assessment of capital structure improvement opportunities: o Constructive dialogue with creditor groups and their advisors o Assessment of intellectual property portfolio underway and monetization effort in process o Trend of consolidation in our markets is enabling us to obtain competitive and market-based valuations for our businesses Conference Call and Webcast Avaya will host a webcast and conference call to discuss its financial results at 2:00 PM PDT on August 11, 2016. On the call will be Kevin Kennedy, president and CEO, and Dave Vellequette, CFO. The call will be moderated by John Nunziati, senior director of investor relations. Note that since the ongoing process to assess alternatives for improving the company’s capital structure includes exploration of various potential asset-related transactions, there will be no Q&A during the call. At the time of the webcast, this financial results press release, supplementary slides, and links to Avaya’s SEC filings will all be available on the investor page of Avaya’s website (www.avaya.com/investors). To join the financial results webcast, listeners should access the investor page of Avaya’s website (www.avaya.com/investors). Following the webcast, a replay will be available at the same web address in the event archives.

To access the financial results webcast by phone, dial 888-632-3384 in the U.S. or Canada and 785-424-1675 for international callers, using the conference ID: AVQ316. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are connected prior to the start time. A replay of the financial results webcast and conference call will be available beginning at 2:00 PM PDT on August 12 through September 12, 2016, by accessing event archives from the investor page of Avaya’s website (www.avaya.com/investors). About Avaya Avaya is a leading provider of solutions that enable customer and team engagement across multiple channels and devices for better customer experience, increased productivity and enhanced financial performance. Its world-class contact center and unified communications technologies and services are available in a wide variety of flexible on-premises and cloud deployment options that seamlessly integrate with non-Avaya applications. Avaya Breeze enables third parties to create and customize business applications for competitive advantage. The Avaya fabric-based networking solutions help simplify and accelerate the deployment of business critical applications and services. For more information please visit www.avaya.com. Certain statements contained in this press release may be forward-looking statements, including statements about our future financial and operational performance, planned and unrealized future savings, capital structure alternatives, as well as statements about our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "predict," "should," "will" or "would" or the negative thereof or other variations thereof or other comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov and in particular, our 2015 Form 10-K filed with the SEC on November 23, 2015. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 1 Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the second quarter of fiscal 2016 see our Form 8-K filed with the SEC on May 16, 2016 at www.sec.gov.

**Avaya Inc.**
**Consolidated Statements of Operations**
**(Unaudited; in millions)**

| | Three months ended June 30, | | Nine months ended June 30, | |
|---|---|---|---|---|
| | **2016** | **2015** | **2016** | **2015** |
| REVENUE | | | | |
| Products | $ 398 | $ 494 | $ 1,286 | $ 1,530 |
| Services | 484 | 505 | 1,458 | 1,543 |
| | 882 | 999 | 2,744 | 3,073 |
| COSTS | | | | |
| Products: | | | | |
| Costs (exclusive of amortization of acquired technology intangible assets) | 141 | 186 | 461 | 571 |
| Amortization of acquired technology intangible assets | 7 | 10 | 22 | 26 |
| Services | 192 | 219 | 599 | 662 |
| | 340 | 415 | 1,082 | 1,259 |
| GROSS PROFIT | 542 | 584 | 1,662 | 1,814 |
| OPERATING EXPENSES | | | | |
| Selling, general and administrative | 317 | 356 | 1,027 | 1,086 |
| Research and development | 66 | 82 | 211 | 256 |
| Amortization of acquired intangible assets | 57 | 55 | 170 | 169 |
| Restructuring charges, net | 44 | 7 | 88 | 32 |
| | 484 | 500 | 1,496 | 1,543 |
| OPERATING INCOME | 58 | 84 | 166 | 271 |
| Interest expense | (117) | (113) | (352) | (335) |
| Loss on extinguishment of debt | - | (6) | - | (6) |
| Other income (expense), net | 1 | (11) | 7 | 2 |
| LOSS BEFORE INCOME TAXES | (58) | (46) | (179) | (68) |
| Provision for income taxes | (57) | (3) | (66) | - |
| NET LOSS | $ (115) | $ (49) | $ (245) | $ (68) |

June 30,2016 September 30,2015 ASSETS Current assets: Cash and cash equivalents 269$ 323$ Accounts receivable, net 532 678 Inventory 162 174 Deferred income taxes, net - 26 Other current assets 196 171 TOTAL CURRENT ASSETS 1,159 1,372 Property, plant and equipment, net 268 282 Deferred income taxes, net 43 34 Acquired intangible assets, net 782 970 Goodwill 4,072 4,074 Other assets 138 130 TOTAL ASSETS 6,462$ 6,862$ LIABILITIES Current liabilities: Debt maturing within one year 24$ 7$ Accounts payable 330 379 Payroll and benefit obligations 165 229 Deferred revenue 710 665 Business restructuring reserve, current portion 87 90 Other current liabilities 268 282 TOTAL CURRENT LIABILITIES 1,584 1,652 Long-term debt 5,975 5,960 Pension obligations 1,666 1,690 Other postretirement obligations 189 194 Deferred income taxes, net 266 262 Business restructuring reserve, non-current portion 63 67 Other liabilities 401 415 TOTAL NON-CURRENT LIABILITIES 8,560 8,588 Commitments and contingencies STOCKHOLDER'S DEFICIENCY Common stock - - Additional paid-in capital 2,993 2,981 Accumulated deficit (5,220) (4,975) Accumulated other comprehensive loss (1,455) (1,384) TOTAL STOCKHOLDER'S DEFICIENCY (3,682) (3,378) TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY 6,462$ 6,862$ Avaya Inc. (Unaudited; in millions)Consolidated Balance Sheets

2016 2015Net cash (used for) provided by:Net loss (245)$ (68)$ Adjustments to net loss for non-cash items 296 324 Changes in operating assets and liabilities (21) (71) Operating activities 30 185 Investing activities (80) (97) Financing activities 3 (56) Effect of exchange rate changes on cash and cash equivalents (7) (26) Net (decrease) increase in cash and cash equivalents (54) 6 Cash and cash equivalents at beginning of period 323 322 Cash and cash equivalents at end of period 269$ 328$ Avaya Inc. Condensed Statements of Cash Flows (Unaudited; in millions) Nine months endedJune 30,

Avaya Inc. Supplemental Schedules of Revenue (Unaudited; in millions) Sept. 30, 2015 Dec. 31, 2015 Mar. 31, 2016 2016 2015 2016 2015 Amount Pct. Pct., net of FX impact Revenue by Segment 440$ 414$ 379$ GCS 351$ 435$ 40% 44% (84)$ -19% -19% 59 50 45 Networking 47 59 5% 6% (12) -20% -19% 499 464 424 Total ECS product revenue 398 494 45% 50% (96) -19% -19% 509 494 480 AGS 484 505 55% 50% (21) -4% -3%1,008$ 958$ 904$ Total revenue 882$ 999$ 100% 100% (117)$ -12% -11% Revenue by Geography 562$ 528$ 505$ U.S. 487$ 538$ 55% 54% (51)$ -9% -9% International: 243 239 218 EMEA 206 263 23% 26% (57) -22% -21% 113 106 104 APAC - Asia Pacific 102 107 12% 11% (5) -5% -4% 90 85 77 87 91 10% 9% (4) -4% 1% 446 430 399 Total International 395 461 45% 46% (66) -14% -13%1,008$ 958$ 904$ Total revenue 882$ 999$ 100% 100% (117)$ -12% -11% Three Months Ended Mix Americas International - Canada and Latin America Revenues Change Three Months Ended June 30,

Use of non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (GAAP), including EBITDA, adjusted EBITDA, non-GAAP gross margin and non-GAAP operating income. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments as described in our SEC filings. We believe that including supplementary information concerning Adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and Adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of Adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss) as set forth in the reconciliation of GAAP to non-GAAP numbers shown below, including, but not limited to, restructuring charges, certain fees payable to our private equity sponsors and other advisors, resolution of certain legal matters, and a portion of our pension and post-employment benefits costs which represents the amortization of pension service costs and actuarial gain (loss) associated with these benefits. However, these are expenses that may recur, may vary and are difficult to predict. Non-GAAP gross profit and gross margin excludes the amortization of acquired technology intangible assets, share based compensation, costs to settle certain legal matters, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the Company’s ongoing operating results when assessing the performance of the business. Non-GAAP operating income excludes the amortization of acquired technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, third party sales transformation and advisory costs, share based compensation, costs to settle certain legal matters, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya's results of operations in conjunction with the corresponding GAAP measures.

The following tables reconcile GAAP measures to non-GAAP measures:

**Avaya Inc.**
**Supplemental Schedule of Non-GAAP Adjusted EBITDA**
**(Unaudited; in millions)**

| | Three months ended June 30, | | Nine months ended June 30, | |
|---|---|---|---|---|
| | 2016 | 2015 | 2016 | 2015 |
| Net loss | $ (115) | $ (49) | $ (245) | $ (68) |
| Interest expense | 117 | 113 | 352 | 335 |
| Interest income | (1) | - | (1) | (1) |
| Provision for income taxes | 57 | 3 | 66 | - |
| Depreciation and amortization | 93 | 93 | 277 | 279 |
| EBITDA | 151 | 160 | 449 | 545 |
| Restructuring charges, net | 44 | 7 | 88 | 32 |
| Sponsors' and other advisory fees | 9 | 1 | 15 | 5 |
| Acquisition and integration-related costs | 1 | 1 | 2 | 2 |
| Third-party sales transformation costs | - | - | 5 | - |
| Loss on extinguishment of debt | - | 6 | - | 6 |
| Third-party fees expensed in connection with the debt modification | - | 8 | - | 8 |
| Non-cash share-based compensation | 4 | 4 | 12 | 15 |
| Gain on sale of investments and long-lived assets, net | - | (1) | - | (1) |
| Change in certain tax indemnifications | - | - | - | (9) |
| Resolution of certain legal matters | 2 | - | 53 | - |
| (Gain) loss on foreign currency transactions | (1) | 3 | (10) | (2) |
| Pension/OPEB/nonretirement postemployment benefits and long-term disability costs | 13 | 18 | 42 | 52 |
| Other | - | - | - | 1 |
| Adjusted EBITDA | $ 223 | $ 207 | $ 656 | $ 654 |

June 30, Sept. 30, Dec. 31, Mar. 31, June 30, 2015 2015 2015 2016 2016 Gross Profit 584$ 616$ 579$ 541$ 542$ Gross Margin 58.5% 61.1% 60.4% 59.8% 61.5% Items excluded: Amortization of acquired technology intangible assets 10 9 8 7 7 Resolution of certain legal matters - - - 1 1 Non-GAAP Gross Profit 594$ 625$ 587$ 549$ 550$ Non-GAAP Gross Margin 59.5% 62.0% 61.3% 60.7% 62.4% Reconciliation of Non-GAAP Operating Income Operating Income 84$ 100$ 91$ 17$ 58$ Percentage of Revenue 8.4% 9.9% 9.5% 1.9% 6.6% Items excluded: Amortization of acquired intangible assets 65 66 65 63 64 Restructuring charges, net 7 30 23 21 44 Acquisition and integration-related costs 1 2 - 1 1 Advisory fees - - - 2 7 Third-party sales transformation costs - - 2 3 - Share-based compensation 4 4 4 4 4 Resolution of certain legal matters - - - 51 2 Non-GAAP Operating Income 161$ 202$ 185$ 162$ 180$ Non-GAAP Operating Margin 16.1% 20.0% 19.3% 17.9% 20.4% Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin Three Months Ended Avaya Inc. Supplemental Schedules of Non-GAAP Reconciliations (Unaudited; in millions)

**Avaya Inc.**
**Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio**
**(Unaudited; in millions)**

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | June 30, 2015 | Sept. 30, 2015 | Dec. 31, 2015 | Mar. 31, 2016 | June 30, 2016 |
| **Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products** | | | | | |
| Revenue | $ 494 | $ 499 | $ 464 | $ 424 | $ 398 |
| Costs (exclusive of amortization of acquired technology intangible assets) | 186 | 173 | 164 | 156 | 141 |
| Amortization of acquired technology intangible assets | 10 | 9 | 8 | 7 | 7 |
| GAAP Gross Profit | 298 | 317 | 292 | 261 | 250 |
| GAAP Gross Margin | 60.3% | 63.5% | 62.9% | 61.6% | 62.8% |
| Items excluded: | | | | | |
| Amortization of acquired technology intangible assets | 10 | 9 | 8 | 7 | 7 |
| Resolution of certain legal matters | - | - | - | 1 | 1 |
| Non-GAAP Gross Profit | $ 308 | $ 326 | $ 300 | $ 269 | $ 258 |
| Non-GAAP Gross Margin | 62.3% | 65.3% | 64.7% | 63.4% | 64.8% |
| **Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services** | | | | | |
| Revenue | $ 505 | $ 509 | $ 494 | $ 480 | $ 484 |
| Costs | 219 | 210 | 207 | 200 | 192 |
| GAAP Gross Profit | 286 | 299 | 287 | 280 | 292 |
| GAAP Gross Margin | 56.6% | 58.7% | 58.1% | 58.3% | 60.3% |
| Items excluded: | | | | | |
| None | - | - | - | - | - |
| Non-GAAP Gross Profit | $ 286 | $ 299 | $ 287 | $ 280 | $ 292 |
| Non-GAAP Gross Margin | 56.6% | 58.7% | 58.1% | 58.3% | 60.3% |